Bank of America 3Q24 Financial Results October 15, 2024

3Q24 Financial Results

Summary Income Statement ($B, except per share data)	3Q24	2Q24	Inc / (Dec)		3Q23	Inc / (Dec)	
Total revenue, net of interest expense	**$25.3**	$25.4	$—	— %	$25.2	$0.2	1 %
Provision for credit losses	**1.5**	1.5	—	2	1.2	0.3	25
Net charge-offs	**1.5**	*1.5*	—	—	*0.9*	*0.6*	*65*
Reserve build (release)[1]	**—**	—	—	*N/M*	*0.3*	*(0.3)*	*(97)*
Noninterest expense	**16.5**	16.3	0.2	1	15.8	0.6	4
Pretax income	**7.3**	7.6	(0.2)	(3)	8.1	(0.8)	(10)
Pretax, pre-provision income[2]	**8.9**	*9.1*	*(0.2)*	*(2)*	*9.3*	*(0.5)*	*(5)*
Income tax expense	**0.4**	0.7	(0.2)	(35)	0.3	0.1	46
Net income	**$6.9**	$6.9	$—	—	$7.8	($0.9)	(12)
Diluted earnings per share	**$0.81**	$0.83	($0.02)	(2)	$0.90	($0.09)	(10)
Average diluted common shares (in millions)	**7,902**	7,961	(59)	(1)	8,076	(174)	(2)

Return Metrics and Efficiency Ratio	3Q24	2Q24	3Q23
Return on average assets	**0.83 %**	0.85 %	0.99 %
Return on average common shareholders' equity	**9.4**	10.0	11.2
Return on average tangible common shareholders' equity[2]	**12.8**	13.6	15.5
Efficiency ratio	**65**	64	63

Note: Amounts may not total due to rounding.
[1] For more information on reserve build (release), see note A on slide 31.
[2] Represent non-GAAP financial measures. For more information on pretax, pre-provision income and a reconciliation to the most directly comparable GAAP financial measure, see note B on slide 31. For important presentation information about these measures, see slide 34.

2

Continued Organic Growth in 3Q24

Consumer Banking

- Added ~360,000 net new checking accounts; 23 consecutive quarters of growth
- Added ~1MM credit card accounts[1]
- Record consumer investment assets of $497B,[2] up 28% YoY; 3.9MM accounts, up 4%
- 14 consecutive quarters of Small Business loan growth; Practice Solutions loan balances up 11% YoY

Global Wealth & Investment Management

- Added ~5,500 net new relationships across Merrill and Private Bank
- Opened ~30,000 new bank accounts; over 60% of clients have banking relationship
- Record client balances of $4.2T, up 18% YoY
- YTD AUM flows of $57B, up 30% YoY

- $5.9T total deposits, loans, and investment balances
- $62B total net wealth spectrum flows since 3Q23[3]

Global Banking

- #3 investment banking fee ranking[4]
- Grew total YTD investment banking fees 27% YoY to $4.5B
- Grew Middle Market average loans 5% YoY[5]
- Grew average deposits 9% YoY

Global Markets

- 10 consecutive quarters of YoY sales and trading revenue growth
- Highest 3Q sales and trading revenue in over a decade
- Record YTD Equities sales and trading revenue
- Record average loan balances of $141B, up 7% YoY; 16 consecutive quarters of growth

Note: Balance sheet metrics are end of period unless otherwise noted.
[1] Includes credit cards across Consumer Banking, Small Business, and Global Wealth & Investment Management (GWIM).
[2] Consumer investment assets include client brokerage assets, deposit sweep balances, Bank of America N.A. brokered certificates of deposit (CDs), and assets under management (AUM) in Consumer Banking.
[3] Includes net client flows across Merrill, Private Bank, and Consumer Investments.
[4] Source: Dealogic as of September 30, 2024.
[5] Includes loans to Global Commercial Banking clients, excluding commercial real estate and specialized industries.

3

3Q24 Digital Update

Additional line of business digital updates on slides 25, 27, and 29

Creating an innovative digital experience for our clients

Digital Adoption %[1]

Online | Mobile | Connect | API

Consumer	GWIM	Global Banking
77%	Merrill 84% | Private Bank 92%	87%

Client Engagement

Consumer

	YoY
48MM digital active users[2]	+4%
3.6B digital logins[3]	+11%
20MM active Erica® users	+5%

GWIM

	YoY
741K digital active households[1]	+4%
86MM digital logins[4]	+26%
$547MM digital wallet volume	+54%

Global Banking

	YoY
2MM mobile app sign-ins[5]	+25%
$283B CashPro® app payments	+47%

$6T+ capital markets orders processed on Deal Central platform over past 12 months

Impact

23MM active Zelle® users[6]

256MM Zelle® sent transactions were

2.7x more than checks written

75% eligible Merrill bank and brokerage accounts opened through digital onboarding

75% eligible checks deposited through automated channels[7]

72% commercial cardholders using Global Card Access

476K self-service card requests

17% card call volume reduction

Note: Represent select 3Q24 digital adoption and engagement statistics. For more information, see line of business digital updates on slides 25, 27, and 29.

[1] Consumer digital adoption represents households with consumer bank login activities in a 90-day period, as of August 2024. Merrill represents Merrill primary households ($250K+ in investable assets within the enterprise) and excludes Stock Plan and Banking-only households, as of September 2024. Private Bank represents Private Bank core relationships ($3MM+ in total balances), including third-party activities and excluding Irrevocable Trust-only relationships, Institutional Philanthropic relationships, and exiting relationships, as of August 2024. Global Banking represents 90-day active relationship clients (clients meeting revenue threshold for Global Commercial Banking and Business Banking, and all clients in Global Corporate and Investment Banking) across CashPro and BA360 channels, as of August 2024.

[2] Digital active users represents Consumer and Merrill mobile and / or online 90-day active users.

[3] Consumer digital logins represents the total number of desktop and mobile banking sessions on the Consumer Banking platform.

[4] GWIM digital logins represents the total number of desktop and mobile banking sessions on the Consumer Banking, Merrill, and Private Bank platforms.

[5] Includes CashPro, BA360, and Global Card Access. BA360 as of August 2024.

[6] Represents 90-day active users.

[7] Includes mobile check deposits, remote deposit operations, and automated teller machine (ATM) transactions.

4

Note: Amounts may not total due to rounding. 1 ROE stands for return on average common shareholders’ equity. 2 Represent non-GAAP financial measures. For important presentation information about these measures, see slide 34. ROTCE stands for return on average tangible common shareholders’ equity. FTE stands for fully taxable-equivalent basis. 3 Excludes loans measured at fair value. 4 See note C on slide 31 for definition of Global Liquidity Sources. 5 Standardized approach. 3Q24 Highlights (Comparisons to 3Q23, unless otherwise noted) • Net income of $6.9B; diluted earnings per share of $0.81; ROE1 9.4%, ROTCE2 12.8% • Revenue, net of interest expense, of $25.3B ($25.5B FTE)2 increased $0.2B, or 1%, reflecting higher asset management and investment banking fees, as well as sales and trading revenue and lower net interest income (NII) – NII of $14.0B ($14.1B FTE)2 decreased $0.4B, or 3%, as higher deposit costs more than offset higher asset yields and loan growth • Provision for credit losses of $1.5B was flat to 2Q24 and up from $1.2B in 3Q23 – Net charge-offs (NCOs)3 of $1.5B were flat to 2Q24 and increased from 3Q23, driven primarily by commercial and credit card – Net reserve build of $8MM vs. net reserve release of $25MM in 2Q24 and net reserve build of $303MM in 3Q23 • Noninterest expense of $16.5B increased $0.6B, or 4%, driven primarily by revenue-related expenses • Balance sheet remained strong – Average deposits of $1.92T increased $45B, or 2% – Average loans and leases of $1.06T increased $13B, or 1% – Average Global Liquidity Sources4 of $947B – Common Equity Tier 1 (CET1) capital of $200B increased $2B from 2Q24 – Returned $5.6B to shareholders ▪ Paid $2.0B in common dividends; increased quarterly common dividend per share by 8% ▪ Repurchased $3.5B of common stock, including repurchases to offset shares awarded under equity-based compensation plans – CET1 ratio of 11.8%5 decreased 10 bps from 2Q24; 112 bps above new regulatory minimum, effective Oct. 1, 2024 5

Balance Sheet, Liquidity, and Capital

(EOP[1] basis unless noted)

Balance Sheet Metrics	3Q24	2Q24	3Q23
Assets ($B)			
Total assets	**$3,324**	$3,258	$3,153
Total loans and leases	**1,076**	1,057	1,049
Cash and cash equivalents	**295**	321	352
Total debt securities	**893**	878	779
Carried at fair value	**325**	301	176
Held-to-maturity, at cost	**568**	577	603
Funding & Liquidity ($B)			
Total deposits	**$1,930**	$1,910	$1,885
Long-term debt	**297**	290	290
Global Liquidity Sources (average)[2]	**947**	909	859
Equity ($B)			
Common shareholders' equity	**$272**	$267	$259
Common equity ratio	**8.2 %**	8.2 %	8.2 %
Tangible common shareholders' equity[3]	**$202**	$197	$189
Tangible common equity ratio[3]	**6.2 %**	6.2 %	6.1 %
Per Share Data			
Book value per common share	**$35.37**	$34.39	$32.65
Tangible book value per common share[3]	**26.25**	25.37	23.79
Common shares outstanding (in billions)	**7.69**	7.77	7.92

Basel 3 Capital ($B)[4]	3Q24	2Q24	3Q23
Common equity tier 1 capital	**$200**	$198	$194
Standardized approach			
Risk-weighted assets (RWA)	**$1,690**	$1,661	$1,632
CET1 ratio	**11.8 %**	11.9 %	11.9 %
Advanced approaches			
Risk-weighted assets	**$1,484**	$1,469	$1,441
CET1 ratio	**13.5 %**	13.5 %	13.5 %
Supplementary leverage			
Supplementary Leverage Ratio	**5.9 %**	6.0 %	6.2 %

- CET1 ratio of 11.8% decreased 10 bps from 2Q24[4]
  - CET1 capital of $200B increased $2B
  - Standardized RWA of $1.69T increased $29B
- Book value per share of $35.37 improved 8% from 3Q23; tangible book value per share of $26.25 improved 10% from 3Q23[3]
- Average Global Liquidity Sources of $947B increased $38B compared to 2Q24[2]

[1] EOP stands for end of period.
[2] See note C on slide 31 for definition of Global Liquidity Sources.
[3] Represent non-GAAP financial measures. For important presentation information about these measures, see slide 34.
[4] Regulatory capital ratios at September 30, 2024, are preliminary. Bank of America Corporation (the Corporation) reports regulatory capital ratios under both the Standardized and Advanced approaches. Capital adequacy is evaluated against the lower of the Standardized or Advanced approaches compared to their respective regulatory capital ratio requirements. The Corporation's binding ratio was the Total capital ratio under the Standardized approach for all periods presented.

6

$1,963 $1,926 $1,894 $1,875 $1,876 $1,905 $1,907 $1,910 $1,921 Interest-bearing Noninterest-bearing Total rate paid 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 $0 $750 $1,500 $2,250 0.00% 1.00% 2.00% 3.00% 4.00% Consumer Banking ($B) GWIM ($B) Global Banking ($B) Total Corporation ($B) Average Deposits and Rate Paid Trends 7 $1,069 $1,047 $1,026 $1,006 $980 $959 $952 $949 $938 Other deposits Low-interest and noninterest checking Total rate paid 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 $0 $400 $800 $1,200 0.00% 1.00% 2.00% 3.00% 4.00% $339 $318 $314 $295 $292 $292 $297 $288 $280 Bank deposits Sweep deposits Total rate paid 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 $0 $100 $200 $300 $400 0.00% 2.00% 4.00% 6.00% $495 $503 $493 $498 $504 $528 $526 $525 $550 Interest-bearing Noninterest-bearing Total rate paid 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 $0 $200 $400 $600 0.00% 2.00% 4.00% 6.00% Note: Total Corporation also includes Global Markets and All Other. 1 Includes Preferred Deposits, other non-sweep Merrill bank deposits, and Private Bank deposits. 1 2.10% 0.65% 3.13% 3.27%

$1,037 $1,041 $1,039 $1,043 $1,051 311 313 313 312 314 219 219 219 223 225 376 375 374 373 371 131 134 134 135 141 Consumer Banking GWIM Global Banking Global Markets 3Q23 4Q23 1Q24 2Q24 3Q24 $0 $250 $500 $750 $1,000 $1,250 $1,046 $1,051 $1,048 $1,051 $1,060 3Q23 4Q23 1Q24 2Q24 3Q24 $800 $900 $1,000 $1,100 +1% +3% (1%) +7% Average Loan and Lease Trends YoY +1% YoY +1% Note: Amounts may not total due to rounding. 1 Includes residential mortgage and home equity. 2 Includes direct / indirect and other consumer and commercial lease financing. Total Loans and Leases by Product ($B) Loans and Leases in Business Segments ($B) Total Loans and Leases by Portfolio ($B)Total Loans and Leases ($B) $457 $459 $456 $456 $458 $589 $592 $591 $596 $602 Consumer Commercial 3Q23 4Q23 1Q24 2Q24 3Q24 $0 $250 $500 $750 8 $1,046 $1,051 $1,048 $1,051 $1,060 378 379 380 386 392 255 255 253 253 253 124 125 125 123 125 118 118 118 119 120 98 100 100 99 100 74 73 72 71 69 U.S. commercial Home lending Non-U.S. commercial Other Consumer credit card Commercial real estate 3Q23 4Q23 1Q24 2Q24 3Q24 $0 $250 $500 $750 $1,000 $1,250 2 1

• Net interest income of $14.0B ($14.1B FTE)1 – Increased $0.3B from 2Q24, driven by fixed-rate asset repricing, higher NII related to Global Markets (GM) activity, and one additional day of interest accrual, partially offset by higher deposit costs – Decreased $0.4B YoY, as higher deposit costs more than offset higher asset yields, higher NII related to GM activity, and loan growth • Net interest yield of 1.92% decreased 1 bp from 2Q24 and 19 bps YoY – Excluding GM, net interest yield of 2.40%1 • As of September 30, 2024, a -100 bps parallel shift in the interest rate yield curve was estimated to reduce net interest income by $2.7B over the next 12 months2 Net Interest Income (FTE, $B)1 Net Interest Income Net Interest Yield (FTE)1 Note: Amounts may not total due to rounding. FTE stands for fully taxable-equivalent basis. 1 Represent non-GAAP financial measures. Net interest yield adjusted to exclude Global Markets NII of $0.9B, $0.8B, $0.7B, $0.6B, and $0.7B and average earning assets of $728.2B, $706.4B, $692.9B, $667.1B, and $656.0B for 3Q24, 2Q24, 1Q24, 4Q23, and 3Q23, respectively. The Corporation believes the presentation of NII and net interest yield excluding Global Markets provides investors with transparency of NII and net interest yield in core banking activities. For important presentation information, see slide 34. 2 NII asset sensitivity represents banking book sensitivity in dynamic deposits scenario. See note D on slide 31 for information on asset sensitivity assumptions. 2.11% 1.97% 1.99% 1.93% 1.92% 2.64% 2.47% 2.50% 2.41% 2.40% Reported net interest yield Net interest yield excl. GM 3Q23 4Q23 1Q24 2Q24 3Q24 1.50% 2.00% 2.50% 3.00% $14.5 $14.1 $14.2 $13.9 $14.1 $14.4 $13.9 $14.0 $13.7 $14.0 Net interest income (GAAP) FTE adjustment 3Q23 4Q23 1Q24 2Q24 3Q24 $0.0 $5.0 $10.0 $15.0 9 Net Interest Income excl. GM (FTE, $B)1 $14.5 $14.1 $14.2 $13.9 $14.1 $13.9 $13.5 $13.5 $13.1 $13.2 NII excl. GM GM NII 3Q23 4Q23 1Q24 2Q24 3Q24 $0.0 $5.0 $10.0 $15.0

• 3Q24 noninterest expense of $16.5B – Increased $0.2B, or 1%, vs. 2Q24, driven primarily by higher revenue-related expenses and investments in the franchise, including technology – Increased $0.6B, or 4%, vs. 3Q23, driven primarily by revenue-related expenses and investments in the franchise, including people and technology $15.8 $17.7 $17.2 $16.3 $16.5 9.6 9.5 10.2 9.8 9.9 6.3 6.1 6.3 6.5 6.6 2.1 0.7 Compensation and benefits Other FDIC special assessment 3Q23 4Q23 1Q24 2Q24 3Q24 $0.0 $10.0 $20.0 63% 66% 64% 64% 65% 3Q23 4Q23 1Q24 2Q24 3Q24 55% 60% 65% 70% Total Noninterest Expense ($B) Efficiency Ratio Expense and Efficiency 10 1 $16.51 Note: Amounts may not total due to rounding. 1 Represent non-GAAP financial measures. For important presentation information about these measures, see slide 34. 1Q24 adjusted noninterest expense of $16.5B is calculated as reported noninterest expense of $17.2B less the FDIC special assessment accrual of $0.7B. 4Q23 adjusted noninterest expense of $15.6B is calculated as reported noninterest expense of $17.7B, less the FDIC special assessment accrual of $2.1B. Adjusted 1Q24 efficiency ratio is calculated as the reported 1Q24 efficiency ratio of 67% less 271 bps for the impact of the FDIC special assessment accrual. Adjusted 4Q23 efficiency ratio is calculated as the reported 4Q23 efficiency ratio of 81% less 1,430 bps for the combined impact of the net pretax charge of $1.6B recorded in noninterest income related to the future cessation of BSBY, as well as the $2.1B pretax noninterest expense for the FDIC special assessment accrual. $15.61 1 .

Asset Quality 1 Excludes loans measured at fair value. 2 Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period. Provision for Credit Losses ($MM) Net Charge-offs ($MM)1 $1,234 $1,104 $1,319 $1,508 $1,542 3Q23 4Q23 1Q24 2Q24 3Q24 $0 $400 $800 $1,200 $1,600 $931 $1,192 $1,498 $1,533 $1,534 0.35% 0.45% 0.58% 0.59% 0.58% Net charge-offs Net charge-off ratio 3Q23 4Q23 1Q24 2Q24 3Q24 $0 $400 $800 $1,200 $1,600 0.00% 0.25% 0.50% 0.75% 1.00% 11 • Total net charge-offs of $1.5B were flat vs. 2Q241 – Consumer net charge-offs of $1.0B decreased $15MM, driven by lower credit card losses ▪ Credit card loss rate of 3.70% in 3Q24 vs. 3.88% in 2Q24 – Commercial net charge-offs of $490MM increased $16MM ▪ Commercial real estate NCOs declined $101MM ▪ Commercial and industrial NCOs increased $111MM, driven by two borrowers – Net charge-off ratio of 0.58% decreased 1 bp from 2Q24 • Provision for credit losses of $1.5B increased $34MM vs. 2Q24 – Net reserve build of $8MM in 3Q24 vs. net reserve release of $25MM in 2Q24 • Allowance for loan and lease losses of $13.3B represented 1.24% of total loans and leases1,2 – Total allowance of $14.4B included $1.1B for unfunded commitments • Nonperforming loans (NPLs) of $5.6B increased $0.2B from 2Q24

Commercial Net Charge-offs ($MM) Consumer Net Charge-offs ($MM) Asset Quality – Consumer and Commercial Portfolios 1 Excludes loans measured at fair value. 2 Fully-insured loans are FHA-insured loans and other loans individually insured under long-term standby agreements. 3 C&I includes commercial and industrial and commercial lease financing. $127 $279 $470 $474 $490 0.09% 0.19% 0.32% 0.32% 0.33% Small business Commercial real estate C&I Commercial NCO ratio 3Q23 4Q23 1Q24 2Q24 3Q24 $0 $200 $400 $600 0.00% 0.20% 0.40% 0.60% $804 $913 $1,028 $1,059 $1,044 0.70% 0.79% 0.91% 0.93% 0.91% Credit card Other Consumer NCO ratio 3Q23 4Q23 1Q24 2Q24 3Q24 $0 $400 $800 $1,200 0.00% 0.50% 1.00% 1.50% Commercial Metrics ($MM) 3Q24 2Q24 3Q23 Provision $417 $414 $16 Reservable criticized utilized exposure 27,439 24,761 23,722 Nonperforming loans and leases 2,952 2,802 2,041 % of loans and leases1 0.48% 0.47% 0.35 % Allowance for loans and leases $4,658 $4,724 $5,120 % of loans and leases1 0.76% 0.79% 0.87 % Consumer Metrics ($MM) 3Q24 2Q24 3Q23 Provision $1,125 $1,094 $1,218 Nonperforming loans and leases 2,677 2,671 2,792 % of loans and leases1 0.58% 0.58% 0.61 % Consumer 30+ days performing past due $4,463 $4,346 $3,975 Fully-insured2 463 466 523 Non fully-insured 4,000 3,880 3,452 Consumer 90+ days performing past due 1,522 1,474 1,282 Allowance for loans and leases 8,593 8,514 8,167 % of loans and leases1 1.87% 1.86% 1.78% # times annualized NCOs 2.07 x 2.00 x 2.56 x 12 3

Consumer Banking

Summary Income Statement ($MM)	3Q24	Inc / (Dec) 2Q24	3Q23
Total revenue, net of interest expense	**$10,418**	$212	($54)
Provision for credit losses	**1,302**	21	(95)
Noninterest expense	**5,534**	70	278
Pretax income	**3,582**	121	(237)
Pretax, pre-provision income[1]	**4,884**	*142*	*(332)*
Income tax expense	**895**	29	(60)
Net income	**$2,687**	$92	($177)

Key Indicators ($B)	3Q24	2Q24	3Q23
Average deposits	**$938.4**	$949.2	$980.1
Rate paid on deposits	**0.65 %**	0.60 %	0.34 %
Cost of deposits[2]	**1.46**	1.44	1.32
Average loans and leases	**$313.8**	$312.3	$310.8
Net charge-off ratio	**1.49 %**	1.53 %	1.16 %
Net charge-offs ($MM)	**$1,175**	$1,188	$911
Reserve build ($MM)	**127**	93	486
Consumer investment assets[3]	**$496.6**	$476.1	$387.5
Active mobile banking users (MM)	**39.6**	39.0	37.5
% Consumer sales through digital channels	**54 %**	53 %	46 %
Number of financial centers	**3,741**	3,786	3,862
Combined credit / debit purchase volumes[4]	**$231.9**	$233.6	$225.3
Total consumer credit card risk-adjusted margin[4]	**7.22 %**	6.75 %	7.70 %
Return on average allocated capital	**25**	24	27
Allocated capital	**$43.3**	$43.3	$42.0
Efficiency ratio	**53 %**	54 %	50 %

- Net income of $2.7B
- Revenue of $10.4B decreased 1% from 3Q23
- Provision for credit losses of $1.3B decreased $95MM, or 7%, from 3Q23
  - Net reserve build of $127MM vs. $486MM in 3Q23
  - Net charge-offs of $1.2B increased $264MM from 3Q23, driven by credit card
- Noninterest expense of $5.5B increased 5% compared to 3Q23, driven by investments in the business, including people and technology
  - Efficiency ratio of 53%
- Average deposits of $938B decreased $42B, or 4%, from 3Q23
  - 58% of deposits in checking accounts; 92% are primary accounts[5]
- Average loans and leases of $314B increased $3B, or 1%, from 3Q23
- Combined credit / debit card spend of $232B increased 3% from 3Q23[4]
- Record consumer investment assets of $497B grew $109B, or 28%, from 3Q23,[3] driven by higher market valuations and $29B of net client flows from new and existing clients
  - 3.9MM consumer investment accounts, up 4%
- 11.2MM clients enrolled in Preferred Rewards, up 4% from 3Q23[6]
  - 99% annualized retention rate
- 77% of households digitally active, up from 74% in 3Q23[7]

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note B on slide 31. For important presentation information, see slide 34.
[2] Cost of deposits calculated as annualized noninterest expense as a percentage of total average deposits within the Deposits sub-segment.
[3] End of period. Consumer investment assets includes client brokerage assets, deposit sweep balances, Bank of America, N.A. brokered CDs, and AUM in Consumer Banking.
[4] Includes consumer credit card portfolios in Consumer Banking and GWIM.
[5] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).
[6] As of August 2024. Includes clients in Consumer, Small Business, and GWIM.
[7] As of August 2024. Represents households with consumer bank login activities in a 90-day period.

13

Global Wealth & Investment Management

Summary Income Statement ($MM)	3Q24	Inc / (Dec) 2Q24	3Q23
Total revenue, net of interest expense	**$5,762**	$188	$441
Provision (benefit) for credit losses	**7**	—	13
Noninterest expense	**4,340**	141	390
Pretax income	**1,415**	47	38
Pretax, pre-provision income[1]	**1,422**	47	51
Income tax expense	**354**	12	10
Net income	**$1,061**	$35	$28

Key Indicators ($B)	3Q24	2Q24	3Q23
Average deposits	**$280.0**	$287.7	$291.8
Rate paid on deposits	**3.13 %**	3.14 %	2.69 %
Average loans and leases	**$225.4**	$222.8	$218.6
Net charge-off ratio	**0.02 %**	0.02 %	0.01 %
Net charge-offs ($MM)	**$10**	$11	$4
Reserve build (release) ($MM)	**(3)**	(4)	(10)
AUM flows	**$21.3**	$10.8	$14.2
Pretax margin	**25 %**	25 %	26 %
Return on average allocated capital	**23**	22	22
Allocated capital	**$18.5**	$18.5	$18.5

- Net income of $1.1B
- Revenue of $5.8B increased 8% from 3Q23, driven by 14% higher asset management fees, due to higher market levels and strong AUM flows
- Noninterest expense of $4.3B increased 10% vs. 3Q23, driven primarily by revenue-related incentives
- Client balances of $4.2T increased 18% from 3Q23, driven by higher market valuations and positive net client flows
  - AUM flows of $21B in 3Q24; $65B since 3Q23
- Over 60% of clients have banking relationship
  - Average deposits of $280B decreased $12B, or 4%, from 3Q23; rate paid on deposits declined 1 bp from 2Q24
  - Average loans and leases of $225B increased $7B, or 3%, from 3Q23
- Added ~5,500 net new relationships across Merrill and Private Bank in 3Q24
- 84% of GWIM households / relationships digitally active across the enterprise, up from 83% in 3Q23[2]

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note B on slide 31. For important presentation information, see slide 34.
[2] Digital Adoption is the percentage of digitally active Merrill primary households ($250K+ in investable assets within the enterprise) and digitally active Private Bank core relationships ($3MM+ in total balances). Merrill excludes Stock Plan and Banking-only households. Private Bank includes third-party activities and excludes Irrevocable Trust-only relationships, Institutional Philanthropic relationships, and exiting relationships. As of August 2024 for Private Bank and as of September 2024 for Merrill.

14

Global Banking

Summary Income Statement ($MM)	3Q24	Inc / (Dec) 2Q24	Inc / (Dec) 3Q23
Total revenue, net of interest expense[1]	**$5,834**	($219)	($369)
Provision (benefit) for credit losses	**229**	(6)	348
Noninterest expense	**2,991**	92	187
Pretax income	**2,614**	(305)	(904)
Pretax, pre-provision income[2]	**2,843**	*(311)*	*(556)*
Income tax expense	**719**	(84)	(231)
Net income	**$1,895**	($221)	($673)

Selected Revenue Items ($MM)	3Q24	2Q24	3Q23
Total Corporation IB fees (excl. self-led)[1]	**$1,403**	$1,561	$1,188
Global Banking IB fees[1]	**783**	835	743
Business Lending revenue	**2,405**	2,565	2,623
Global Transaction Services revenue	**2,580**	2,561	2,769

Key Indicators ($B)	3Q24	2Q24	3Q23
Average deposits	**$549.6**	$525.4	$504.4
Average loans and leases	**371.2**	372.7	376.2
Net charge-off ratio	**0.39 %**	0.38 %	0.02 %
Net charge-offs ($MM)	**$358**	$346	$20
Reserve build (release) ($MM)	**(129)**	(111)	(139)
Return on average allocated capital	**15 %**	17 %	21 %
Allocated capital	**$49.3**	$49.3	$49.3
Efficiency ratio	**51 %**	48 %	45 %

- Net income of $1.9B
- Revenue of $5.8B decreased 6% from 3Q23, driven primarily by lower net interest income
  - Total Corporation investment banking fees (ex. self-led) of $1.4B increased 18% vs. 3Q23; #3 investment banking fee ranking[3]
- Provision for credit losses of $229MM vs. $235MM in 2Q24 and a provision benefit of $119MM in 3Q23
  - Net charge-offs of $358MM were relatively flat vs. 2Q24 and increased $338MM from 3Q23, driven by corporate and commercial losses and commercial real estate office
  - Net reserve release of $129MM vs. $111MM in 2Q24 and $139MM in 3Q23
- Noninterest expense of $3.0B increased 7% vs. 3Q23, driven by continued investments in the business, including people and technology
- Average deposits of $550B increased $45B, or 9%, from 3Q23
- Average loans and leases of $371B decreased $5B, or 1%, from 3Q23

[1] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[2] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note B on slide 31. For important presentation information, see slide 34.
[3] Source: Dealogic as of September 30, 2024.

15

Global Markets[1]

Summary Income Statement ($MM)	3Q24	Inc / (Dec) 2Q24	3Q23
Total revenue, net of interest expense[2]	**$5,630**	$171	$688
Net DVA	***(8)***	*(7)*	*8*
Total revenue (excl. net DVA)[2,3]	***5,638***	*178*	*680*
Provision (benefit) for credit losses	**7**	20	21
Noninterest expense	**3,443**	(43)	208
Pretax income	**2,180**	194	459
Pretax, pre-provision income[4]	***2,187***	*214*	*480*
Income tax expense	**632**	56	159
Net income	**$1,548**	$138	$300
Net income (excl. net DVA)[3]	***$1,554***	*$143*	*$294*

Selected Revenue Items ($MM)[2]	3Q24	2Q24	3Q23
Sales and trading revenue	**$4,930**	$4,679	$4,405
Sales and trading revenue (excl. net DVA)[3]	**4,938**	4,680	4,421
FICC (excl. net DVA)[3]	**2,942**	2,737	2,723
Equities (excl. net DVA)[3]	**1,996**	1,943	1,698
Global Markets IB fees	**589**	719	463

Key Indicators ($B)	3Q24	2Q24	3Q23
Average total assets	**$924.1**	$908.5	$863.7
Average trading-related assets	**645.6**	639.8	609.7
Average 99% VaR ($MM)[5]	**78**	90	69
Average loans and leases	**140.8**	135.1	131.3
Net charge-offs ($MM)	**1**	2	13
Reserve build (release) ($MM)	**6**	(15)	(27)
Return on average allocated capital	**14 %**	13 %	11 %
Allocated capital	**$45.5**	$45.5	$45.5
Efficiency ratio	**61 %**	64 %	65 %

- Net income of $1.5B ($1.6B excluding net DVA)[3]
- Revenue of $5.6B increased 14% from 3Q23, driven by higher sales and trading revenue and investment banking fees
- Sales and trading revenue of $4.9B increased 12% from 3Q23, both including and excluding net DVA[3]
  - FICC revenue increased 8%, to $2.9B, driven primarily by improved client activity and trading performance in currencies and interest rate products
  - Equities revenue increased 18%, to $2.0B, driven by strong client activity and trading performance in cash and derivatives
- Noninterest expense of $3.4B increased 6% vs. 3Q23, driven by higher revenue-related expenses and investments in the business, including technology
- Average VaR of $78MM in 3Q24[5]

[1] The explanations for current period-over-period changes for Global Markets are the same for amounts including and excluding net DVA.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Represent non-GAAP financial measures. Reported FICC sales and trading revenue was $2.9B, $2.7B, and $2.7B for 3Q24, 2Q24, and 3Q23, respectively. Reported Equities sales and trading revenue was $2.0B, $1.9B, and $1.7B for 3Q24, 2Q24, and 3Q23, respectively. See note E on slide 31 and slide 34 for important presentation information.
[4] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note B on slide 31. For important presentation information, see slide 34.
[5] See note F on slide 31 for the definition of VaR.

16

All Other[1]

Summary Income Statement ($MM)	3Q24	Inc / (Dec) 2Q24	3Q23
Total revenue, net of interest expense	**($2,152)**	($397)	($534)
Provision (benefit) for credit losses	**(3)**	(1)	21
Noninterest expense	**171**	(90)	(422)
Pretax income (loss)	**(2,320)**	(306)	(133)
Pretax, pre-provision income (loss)[2]	**(2,323)**	*(307)*	*(112)*
Income tax (benefit)	**(2,025)**	(261)	251
Net income (loss)	**($295)**	($45)	($384)

- Net loss of $0.3B
- Revenue of ($2.2B) declined $0.5B from 3Q23 and included a charge in other income of approximately $0.2B related to Visa's increase in its litigation escrow account
- Noninterest expense of $0.2B decreased $0.4B from 3Q23, driven primarily by lower costs associated with a liquidating business
- Total corporate effective tax rate (ETR) for the quarter was approximately 6%
  - Excluding discrete tax items and recurring tax credits primarily related to investments in renewable energy and affordable housing, the ETR would have been approximately 24%

[1] All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses, and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments.

[2] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note B on slide 31. For important presentation information, see slide 34.

17

Additional Presentation Information

Commercial Real Estate Loans 6.4% of Total Loans and Leases 19 Geographic Distribution ($B) $15.7 23% $13.7 20% $11.8 17% $8.0 12% $5.9 8% $6.6 10% Northeast California Southeast Southwest Midwest Midsouth Northwest Other Non-U.S. Office Portfolio Scheduled Maturities ($B) 2024-2026 $15.8 23%$13.9 20% $11.7 17% $5.4 8% $4.7 7% $14.2 21% Office Industrial / Warehouse Multi-family rental Shopping centers / Retail Hotel / Motels Multi-use Residential Other ~$68B Distribution by Property Type ($B) $2.2 3%$1.9 3% $2.7 4% $0.7 1% $2.1 3% $3.5 $3.9 $4.2 4Q24 2025 2026 • ~75% Class A property type • ~55% origination LTV • ~11% NPL to loans • $5.1B reservable criticized exposure, with ~80% LTV1 • 3Q24 NCOs of $0.2B, down $0.1B vs. 2Q24 ~$68B 1 Based on properties appraised between October 1, 2023, and September 30, 2024. Office

Consumer Banking ($B) GWIM ($B) Global Banking ($B) Total Corporation ($B) Average Deposit Trends Bank of America Ranked #1 in U.S. Retail Deposit Market Share1 Note: Amounts may not total due to rounding. Total Corporation also includes Global Markets and All Other. 1 Estimated U.S. retail deposits based on June 30, 2024 FDIC deposit data. 2 Includes Preferred Deposits, other non-sweep Merrill bank deposits, and Private Bank deposits. $256 $292 $292 $297 $288 $280 167 223 228 233 224 212 88 69 65 65 64 68 Bank deposits Sweep deposits 4Q19 3Q23 4Q23 1Q24 2Q24 3Q24 $0 $100 $200 $300 $400 $1,410 $1,876 $1,905 $1,907 $1,910 $1,921 1,002 1,311 1,362 1,387 1,396 1,414 409 565 543 521 514 507 Interest-bearing Noninterest-bearing 4Q19 3Q23 4Q23 1Q24 2Q24 3Q24 $0 $750 $1,500 $2,250 $379 $504 $528 $526 $525 $550 209 315 351 362 368 395 169 189 177 164 158 154 Interest-bearing Noninterest-bearing 4Q19 3Q23 4Q23 1Q24 2Q24 3Q24 $0 $200 $400 $600 (5%) +7% +1% (1%) QoQ +1% QoQ (3%) QoQ (1%) +8% (2%) 0% QoQ +5% 20 $720 $980 $959 $952 $949 $938 377 482 478 480 477 475 343 498 482 473 472 463 Other deposits Low-interest and noninterest checking 4Q19 3Q23 4Q23 1Q24 2Q24 3Q24 $0 $400 $800 $1,200 (2%) +41% +24% vs. 4Q19 +36% +26% (23%) vs. 4Q19 +9% +26% +35% vs. 4Q19 +30% +89% (9%) vs. 4Q19 +45% 2

Managing Excess Deposits

Deposits in Excess of Loans (EOP, $B)


$2.5T
$0.5T
$451B
$1,085B
$855B
4Q19
4Q21
3Q24
Deposits
Loans
Deposits in excess of loans

Cash & Securities Yield vs. Deposit Rate Paid


4.00%
2.00%
0.00%
3.62%
2.10%
4Q19
4Q21
3Q24
Cash & securities yield[2]
Total deposit rate paid

Cash and Securities Portfolios ($B)[1]


$634
162
256
216
$1,331
348
308
675
$1,199
$1,188
321
295
301
325
577
568
4Q19
4Q21
3Q24
HTM securities
AFS & other securities
Cash & cash equivalents

- Deposits in excess of loans were $855B in 3Q24
- Excess deposits stored in cash and investment securities
  - 52% cash and AFS and 48% HTM in 3Q24
  - Cash levels of $295B remained well above pre-pandemic ($162B in 4Q19)
- AFS securities mostly hedged with floating rate swaps substantially eliminates regulatory capital impacts; duration less than 0.5 years
- HTM securities book has declined $116B since peaking at $683B in 3Q21; down $36B vs. 3Q23 and $10B vs. 2Q24
  - MBS[1] of $439B down $10B, and U.S. Treasuries and other securities of $129B flat vs. 2Q24
- Blended cash and securities yield relatively flat vs. 2Q24 and is 153 bps above deposit rate paid

Note: Amounts may not total due to rounding.
[1] HTM stands for held-to-maturity. AFS stands for available-for-sale. MBS stands for mortgage-backed securities.
[2] Yields based on average balances. Yield on cash represents yield on interest-bearing deposits with the Federal Reserve, non-U.S. central banks, and other banks.

21

Supplemental Business Segment Trends

Total Expense ($B) and Efficiency Total Revenue ($B) Average Deposits ($B) Consumer Investment Assets ($B)2 and Accounts (MM) Average Loans and Leases ($B) Consumer Banking Trends Note: Amounts may not total due to rounding. 1 See slide 32 for business leadership sources. 2 End of period. Consumer investment assets include client brokerage assets, deposit sweep balances, Bank of America, N.A. brokered CDs, and AUM in Consumer Banking. $10.5 $10.3 $10.2 $10.2 $10.4 8.4 8.3 8.2 8.1 8.3 2.1 2.1 2.0 2.1 2.1 Net interest income Noninterest income 3Q23 4Q23 1Q24 2Q24 3Q24 $0.0 $4.0 $8.0 $12.0 $5.3 $5.2 $5.5 $5.5 $5.5 50% 51% 54% 54% 53% Noninterest expense Efficiency ratio 3Q23 4Q23 1Q24 2Q24 3Q24 $0.0 $2.0 $4.0 $6.0 40% 50% 60% 70% $980 $959 $952 $949 $938 482 478 480 477 475 498 482 473 472 463 Other deposits Low-interest and noninterest checking 3Q23 4Q23 1Q24 2Q24 3Q24 $0 $250 $500 $750 $1,000 $311 $313 $313 $312 $314 117 116 116 115 115 95 97 96 96 97 55 55 56 56 56 21 21 21 21 22 23 23 24 24 25 Residential mortgage Consumer credit card Vehicle lending Home equity Small business / other 3Q23 4Q23 1Q24 2Q24 3Q24 $0 $100 $200 $300 $400 23 $387 $424 $456 $476 $497 3.8 3.8 3.9 3.9 3.9 Assets Accounts 3Q23 4Q23 1Q24 2Q24 3Q24 $0 $200 $400 $600 2.0 3.0 4.0 5.0 6.0 Business Leadership1 • No. 1 in estimated U.S. Retail Deposits(A) • No. 1 Small Business Lender(B) • Best Bank in North America(C) • Best Bank in the U.S.(C) • Best Bank in the U.S. for Small and Medium Enterprises(D) • Certified by J.D. Power for Outstanding Client Satisfaction with Customer Financial Health Support – Banking & Payments(E)

1,062 889 998 951 970 3Q23 4Q23 1Q24 2Q24 3Q24 0 500 1,000 1,500 Home Equity1 New Originations ($B)5 Consumer Credit Update 1 Includes loan production within Consumer Banking and GWIM. Consumer credit card balances include average balances of $3.4B, $3.4B, and $3.3B in 3Q24, 2Q24, and 3Q23, respectively, within GWIM. 2 Calculated as the difference between total revenue, net of interest expense, and net credit losses divided by average loans. 3 Digitally-enabled sales represent percentage of sales initiated and / or booked via our digital platforms. 4 Represents Consumer Banking only. 5 Amounts represent the unpaid principal balance of loans and in the case of home equity, the principal amount of the total line of credit. Consumer Vehicle Lending4 New Originations ($B) Consumer Credit Card1 New Accounts (K) 24 Residential Mortgage1 New Originations ($B)5 Key Stats 3Q23 2Q24 3Q24 Average outstandings ($B) 98.0 99.0 99.9 NCO ratio 2.72% 3.88% 3.70% Risk-adjusted margin2 7.70% 6.75% 7.22% Average line FICO 774 777 778 Digitally-enabled sales3 68% 72% 73% $6.8 $6.1 $6.6 $6.0 $7.9 3Q23 4Q23 1Q24 2Q24 3Q24 $0.0 $2.5 $5.0 $7.5 $10.0 Key Stats 3Q23 2Q24 3Q24 Average outstandings ($B) 55.2 55.7 56.0 NCO ratio 0.20% 0.40% 0.43% Average booked FICO 796 802 801 Digitally-enabled sales3 87% 89% 89% $5.6 $3.9 $3.4 $5.7 $5.3 3Q23 4Q23 1Q24 2Q24 3Q24 $0.0 $2.5 $5.0 $7.5 Key Stats 3Q23 2Q24 3Q24 Average outstandings ($B)4 116.8 115.2 114.9 NCO ratio4 0.03% 0.01% 0.01% Average FICO 772 775 772 Average booked loan-to-value (LTV) 72% 72% 72% Digitally-enabled sales3 81% 79% 76% $2.4 $2.3 $1.9 $2.4 $2.3 3Q23 4Q23 1Q24 2Q24 3Q24 $0.0 $1.0 $2.0 $3.0 Key Stats 3Q23 2Q24 3Q24 Average outstandings ($B)4 21.1 21.4 21.6 NCO ratio4 (0.04%) (0.06%) 0.00% Average FICO 787 793 791 Average booked combined LTV 58% 55% 55% Digitally-enabled sales3 62% 53% 52%

Erica® Active Users and Interactions6 Checks vs. Zelle® Sent Transactions (MM) Digitally-Enabled Sales5Digital Users2 and Households3 Digital Channel Usage4 1,367 1,855 1,503 1,809 43% 48% 46% 54% Digital unit sales (K) Digital as a % of total sales 3Q21 3Q22 3Q23 3Q24 0 500 1,000 1,500 2,000 0% 25% 50% 75% 100% 2,635 2,954 3,244 3,616 Digital channel usage (MM) 3Q21 3Q22 3Q23 3Q24 1,000 2,000 3,000 4,000 41 43 46 48 54 56 57 58 70% 72% 74% 77% Active users (MM) Verified users (MM) Household adoption % 3Q21 3Q22 3Q23 3Q24 20 30 40 50 60 50% 60% 70% 80% 90% 100% Client Engagement Person-to-Person Payments (Zelle®)7 Digital Volumes 202 255 323 400 $60 $77 $97 $121 Transactions (MM) Volume ($B) 3Q21 3Q22 3Q23 3Q24 0 100 200 300 400 $0 $50 $100 $150 Consumer1 Digital Update 1 Includes all households / relationships with Consumer platform activity, except where otherwise noted. 2 Digital active users represents Consumer and Merrill mobile and / or online 90-day active users. Verified users represents Consumer and Merrill users with a digital identification and password. 3 Household adoption represents households with consumer bank login activities in a 90-day period, as of August for each quarter presented. 4 Digital channel usage represents the total number of desktop and mobile banking sessions on the Consumer Banking platform. 5 Digitally-enabled sales represent sales initiated and / or booked via our digital platforms. 6 Erica engagement represents mobile and online activity across client facing platforms powered by Erica. 7 Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification. Zelle® users represent 90-day active users. 15.1 17.7 21.0 23.2 users (MM) 25 Digital Adoption 104.6 133.6 169.6 166.4 Erica® interactions (MM) 3Q21 3Q22 3Q23 3Q24 0.0 50.0 100.0 150.0 200.0 127 116 104 95 133 167 208 256 Checks written Zelle® sent transactions 3Q21 3Q22 3Q23 3Q24 0 100 200 300 ~2.7x 13.0 16.1 18.7 19.7 users (MM)

Note: Amounts may not total due to rounding. 1 See slide 32 for business leadership sources. 2 End of period. Loans and leases includes margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet. 3 Managed deposits in investment accounts of $37B, $36B, $36B, $39B, and $36B for 3Q24, 2Q24, 1Q24, 4Q23, and 3Q23, respectively, are included in both AUM and Deposits. Total client balances only include these balances once. Average Deposits ($B) Global Wealth & Investment Management Trends Business Leadership1 • No. 1 on Forbes' Top Women Wealth Advisors (2024), Best-in-State Wealth Management Teams (2024), and Top Next Generation Advisors (2024) • No. 1 on Barron's Top 1200 Wealth Financial Advisors List (2024) • No. 1 on the Financial Planning's 'Top 40 Advisors Under 40' List (2024) • No. 1 in Managed Personal Trust AUM(B) • Best Private Bank (U.S.); Best Private Bank for Philanthropic Services and Sustainable Investing (North America)(F) • Best Private Bank in the Nation; Best Private Bank for Family Office and OCIO(G) • Best Private Bank (U.S.); Best Private Bank for Digital Innovation, Best Family Office Offering, and Excellence in Philanthropy Services(H) Average Loans and Leases ($B) Total Revenue ($B) Client Balances ($B)2,3 $5.3 $5.2 $5.6 $5.6 $5.8 1.8 1.7 1.8 1.7 1.7 3.1 3.0 3.2 3.3 3.5 0.5 0.6 0.6 0.6 0.6 Net interest income Asset management fees Brokerage / other 3Q23 4Q23 1Q24 2Q24 3Q24 $0.0 $2.0 $4.0 $6.0 1,497 1,618 1,730 1,759 1,861 1,578 1,689 1,759 1,780 1,857 291 300 298 281 283 222 222 223 228 230$3,551 $3,789 $3,973 $4,012 $4,194 AUM Brokerage / other Deposits Loans and leases 3Q23 4Q23 1Q24 2Q24 3Q24 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $219 $219 $219 $223 $225 107 108 108 108 109 50 49 48 49 50 59 60 59 62 64 Consumer real estate Securities-based lending Custom lending Credit card 3Q23 4Q23 1Q24 2Q24 3Q24 $0 $50 $100 $150 $200 $250 $292 $292 $297 $288 $280 3Q23 4Q23 1Q24 2Q24 3Q24 $0 $100 $200 $300 26

Erica® Interactions (MM)5 1.5 2.1 2.7 3.0 3Q21 3Q22 3Q23 3Q24 0.0 1.0 2.0 3.0 4.0 Person-to-Person Payments (Zelle®)6 Check Deposits7 eDelivery4Digital Households / Relationships2 Digital Channel Adoption3 74% 76% 78% 80% 3Q21 3Q22 3Q23 3Q24 0% 25% 50% 75% 100% 53% 57% 60% 62% 72% 72% 76% 76% Mobile adoption Online adoption 3Q21 3Q22 3Q23 3Q24 0% 25% 50% 75% 100% 668 672 716 741 78% 80% 83% 84% Digital households / relationships (K) Digital adoption % 3Q21 3Q22 3Q23 3Q24 550 600 650 700 750 60% 70% 80% 90% 100% Client Engagement Digital Volumes Global Wealth & Investment Management Digital Update 27 Digital Adoption1 1.9 2.4 3.2 4.1 $1.1 $1.4 $2.0 $2.5 Transactions (MM) Volume ($B) 3Q21 3Q22 3Q23 3Q24 0.0 1.5 3.0 4.5 $0.0 $1.0 $2.0 $3.0 63% 65% 66% 68% 11% 10% 8% 8% 26% 25% 26% 25% Digital ATM Physical 3Q21 3Q22 3Q23 3Q24 0% 25% 50% 75% 100% Note: Amounts may not total due to rounding. 1 Digital Adoption is the percentage of digitally active Merrill primary households ($250K+ in investable assets within the enterprise) and digitally active Private Bank core relationships ($3MM+ in total balances). Merrill excludes Stock Plan and Banking-only households. Private Bank includes third-party activities (effective 1Q23) and excludes Irrevocable Trust-only relationships, Institutional Philanthropic relationships, and exiting relationships. 2 Data as of August for 3Q21 and 3Q22. 3Q23 and 3Q24 as of August for Private Bank and as of September for Merrill. 3 Digital channel adoption represents the percentage of desktop and mobile banking engagement, as of August for 3Q21 and 3Q22. 3Q23 and 3Q24 as of August for Private Bank and as of September for Merrill. 4 GWIM eDelivery percentage includes Merrill Digital Households (excluding Stock Plan, Banking-only households, Retirement only, and 529 only) and Private Bank relationships that receive statements digitally, as of August for each quarter presented. 5 Erica interactions represent mobile and online activity across client-facing platforms powered by Erica. 6 Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification. 7 Digital check deposits include mobile check deposits and remote deposit operations. As of August for Private Bank and as of September for Merrill for each quarter presented.

Global Banking Trends Note: Amounts may not total due to rounding. 1 See slide 32 for business leadership sources. 2 Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities. 3 Total Corporation IB fees excludes self-led deals. Self-led deals of $34MM, $50MM, $53MM, $32MM, and $62MM for 3Q24, 2Q24, 1Q24, 4Q23, and 3Q23, respectively are embedded within Debt, Equity, and Advisory. 4 Advisory includes fees on debt and equity advisory and mergers and acquisitions. Average Deposits ($B)Business Leadership1 • World’s Most Innovative Bank – 2024(F) • World’s Best Bank for Trade Finance and for FX payments; North America’s Best Digital Bank and Best Bank for Sustainable Finance(I) • 2023 Best Bank for Cash & Liquidity Management; Best Mobile Technology Solution for Treasury: CashPro App(J) • Best Global Bank for Transaction Banking (overall award) and Best Global Bank for Collections(F) • Model Bank Award for Reimagining Trade & Supply Chain Finance – 2024 for CashPro Supply Chain Solutions(K) • 2023 Share & Excellence Awards for U.S. Large Corporate Banking & Cash Management(L) • Relationships with 78% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2024) Average Loans and Leases ($B) Total Revenue ($B)2 Total Corporation IB Fees ($MM)3 $6.2 $5.9 $6.0 $6.1 $5.8 3.6 3.4 3.5 3.3 3.2 0.7 0.7 0.8 0.8 0.8 0.8 0.7 0.8 0.8 0.8 1.1 1.1 0.9 1.2 1.0 Net interest income IB fees Service charges All other income 3Q23 4Q23 1Q24 2Q24 3Q24 $0.0 $2.5 $5.0 $7.5 570 589 885 880 780 232 199 363 357 270 448 389 373 374 387 $1,188 $1,145 $1,568 $1,561 $1,403 Debt Equity Advisory 3Q23 4Q23 1Q24 2Q24 3Q24 $0 $600 $1,200 $1,800 195 195 196 198 197 169 167 165 162 162 $376 $375 $374 $373 $371 Commercial Corporate Business Banking 3Q23 4Q23 1Q24 2Q24 3Q24 $0 $100 $200 $300 $400 4 $504 $528 $526 $525 $550 Noninterest-bearing Interest-bearing 3Q23 4Q23 1Q24 2Q24 3Q24 $0 $200 $400 $600 28 37% 33% 31% 30% 28% 63% 67% 69% 70% 72%

1 Digital adoption is the percentage of clients digitally active. Digital active clients represents 90-day active clients across CashPro and BA360 platforms. Data as of August for each quarter presented. Relationship clients defined as clients meeting revenue threshold for Global Commercial Banking and Business Banking, and all clients in Global Corporate and Investment Banking. 2 Includes CashPro, BA360, and Global Card Access. BA360 as of August for each quarter presented. 3 Erica technology integrated into CashPro Chat starting in August 2023. 4 Includes CashPro alert volume and CashPro online reports and statements scheduled, BA360 90-day Erica Insights and alerts, and Global Card Access alert volume for online and mobile. BA360 as of August for each quarter presented. 5 Percent of U.S. Dollar Investment Grade Debt Global Capital Markets investor bond orders received and fully processed digitally for Global Banking and Global Markets clients. Capital Markets Digital Bond Orders (%)5 Erica® Interactions on CashPro® Chat (K)3 Proactive Alerts and Insights (MM)2,4 11% 17% 33% 3Q22 3Q23 3Q24 0% 10% 20% 30% 40% 17.6 19.3 20.7 23.1 3Q21 3Q22 3Q23 3Q24 0.0 6.0 12.0 18.0 24.0 30.6 30.0 29.7 32.5 4Q23 1Q24 2Q24 3Q24 0.0 10.0 20.0 30.0 40.0 CashPro® App PaymentsBusiness Adoption % Mobile App Sign-ins (K)2 $101 $164 $192 $283 1.8 3.0 3.6 4.3 Value ($B) Volume (MM) 3Q21 3Q22 3Q23 3Q24 $0 $100 $200 $300 0.0 2.0 4.0 6.0 8.0 848 1,199 1,629 2,042 3Q21 3Q22 3Q23 3Q24 0 500 1,000 1,500 2,000 2,500 74% 76% 75% 76% 3Q21 3Q22 3Q23 3Q24 0% 25% 50% 75% 100% Client Engagement Digital Volumes Global Banking Digital Update 29 Digital Adoption1 87%Relationship clients:

Global Markets Trends and Revenue Mix Note: Amounts may not total due to rounding. S&T stands for sales and trading. 1 See slide 32 for business leadership sources. 2 Represents a non-GAAP financial measure. Reported Global Markets revenue was $17.0B for 2024 YTD. Global Markets revenue ex. net DVA was $17.1B for 2024 YTD. Reported sales and trading revenue was $14.7B, $13.8B, $13.0B, and $12.3B for 2024 YTD, 2023 YTD, 2022 YTD, and 2021 YTD, respectively. Reported FICC sales and trading revenue was $8.9B, $8.8B, $7.8B, and $7.2B for 2024 YTD, 2023 YTD, 2022 YTD, and 2021 YTD, respectively. Reported Equities sales and trading revenue was $5.8B, $4.9B, $5.2B, and $5.1B for 2024 YTD, 2023 YTD, 2022 YTD, and 2021 YTD, respectively. Revenue mix percentages are the same including and excluding net DVA. See note E on slide 31 and slide 34 for important presentation information. 3 Macro includes currencies, interest rates, and commodities products. 4 See note F on slide 31 for definition of VaR. 2024 YTD Global Markets Revenue Mix (excl. net DVA)2 Business Leadership1 • World's Best Bank for Markets(I) • World's Best Bank for FX Payments(I) • Americas Derivatives House of the Year(M) • Americas Equity Derivatives House of the Year(M) • Americas Commodity Derivatives Bank of the Year(M) • Americas Research and Strategy House of the Year(M) • Americas Derivatives Clearing Bank of the Year(M) 2024 YTD Total FICC S&T Revenue Mix (excl. net DVA)2 Total Sales and Trading Revenue (excl. net DVA) ($B)2 Average Trading-Related Assets ($B) and VaR ($MM)4 $12.3 $12.8 $13.9 $14.8 7.2 7.6 8.9 9.0 5.1 5.2 4.9 5.8 FICC Equities 2021 YTD 2022 YTD 2023 YTD 2024 YTD $0.0 $5.0 $10.0 $15.0 $544 $598 $619 $638 $76 $105 $85 $83 Avg. trading-related assets Avg. VaR 2021 YTD 2022 YTD 2023 YTD 2024 YTD $0 $250 $500 $750 $0 $50 $100 $150 63% 37% U.S. / Canada International 46% 54% Credit / Other Macro 30 3

Notes

A Reserve build (or release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses and other valuation accounts recognized in that period.

B Pretax, pre-provision income (PTPI) at the consolidated level is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Similarly, PTPI at the segment level is a non-GAAP financial measure calculated by adjusting the segments' pretax income to add back provision for credit losses. Management believes that PTPI (both at the consolidated and segment level) is a useful financial measure as it enables an assessment of the Corporation's ability to generate earnings to cover credit losses through a credit cycle as well as provides an additional basis for comparing the Corporation's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. See reconciliation below.

	3Q24			2Q24			3Q23		
$ Millions	**Pretax Income (GAAP)**	**Provision for Credit Losses (GAAP)**	**Pretax, Pre-provision Income**	**Pretax Income (GAAP)**	**Provision for Credit Losses (GAAP)**	**Pretax, Pre-provision Income**	**Pretax Income (GAAP)**	**Provision for Credit Losses (GAAP)**	**Pretax, Pre-provision Income**
Consumer Banking	$ 3,582	$ 1,302	$ 4,884	$ 3,461	$ 1,281	$ 4,742	$ 3,819	$ 1,397	$ 5,216
Global Wealth & Investment Management	1,415	7	1,422	1,368	7	1,375	1,377	(6)	1,371
Global Banking	2,614	229	2,843	2,919	235	3,154	3,518	(119)	3,399
Global Markets	2,180	7	2,187	1,986	(13)	1,973	1,721	(14)	1,707
All Other	(2,320)	(3)	(2,323)	(2,014)	(2)	(2,016)	(2,187)	(24)	(2,211)
Total Corporation	$ 7,324	$ 1,542	$ 8,866	$ 7,560	$ 1,508	$ 9,068	$ 8,095	$ 1,234	$ 9,329

C Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

D Interest rate sensitivity as of September 30, 2024, reflects the potential pretax impact to forecasted net interest income over the next 12 months from September 30, 2024, resulting from an instantaneous parallel shock to the market-based forward curve. As part of our asset and liability management activities, we use securities, certain residential mortgages, and interest rate and foreign exchange derivatives in managing interest rate sensitivity. The sensitivity analysis assumes that we take no action in response to this rate shock and does not assume any change in other macroeconomic variables normally correlated with changes in interest rates. The sensitivity analysis incorporates potential movements in customer behavior that could result in changes in both total customer deposit balances and balance mix in various interest rate scenarios. In lower rate scenarios, the analysis assumes that a portion of higher-yielding deposits or market-based funding are replaced with low-cost or noninterest-bearing deposits.

E Revenue for all periods included net debit valuation adjustments (DVA) on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Net DVA gains (losses) were ($8MM), ($1MM), and ($16MM) for 3Q24, 2Q24, and 3Q23, respectively, and ($94MM), ($104MM), $213MM, and ($56MM) for 2024 YTD, 2023 YTD, 2022 YTD, and 2021 YTD, respectively. Net DVA gains (losses) included in FICC revenue were ($8MM), $5MM, and ($13MM) for 3Q24, 2Q24, and 3Q23, respectively, and ($79MM), ($99MM), $205MM, and ($53MM) for 2024 YTD, 2023 YTD, 2022 YTD, and 2021 YTD, respectively. Net DVA gains (losses) included in Equities revenue were $0, ($6MM), and ($3MM) for 3Q24, 2Q24, and 3Q23, respectively, and ($15MM), ($5MM), $8MM, and ($3MM) for 2024 YTD, 2023 YTD, 2022 YTD, and 2021 YTD, respectively.

F VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $39MM, $45MM, and $38MM for 3Q24, 2Q24, and 3Q23 respectively, and $42MM, $41MM, $33MM, and $29MM for 2024 YTD, 2023 YTD, 2022 YTD, and 2021 YTD, respectively.

31

Business Leadership Sources (A) Estimated U.S. retail deposits based on June 30, 2024 FDIC deposit data. (B) FDIC, 2Q24. (C) Global Finance, April 2024. (D) Global Finance, October 2023. (E) J.D. Power 2024 Financial Health Support CertificationSM is based on exceeding customer experience benchmarks using client surveys and a best practices verification. For more information, visit jdpower.com/awards.* (F) Global Finance, 2024. (G) Family Wealth Report, 2024. (H) Global Private Banker, 2024. (I) Euromoney, 2024. (J) Treasury Management International, 2024. (K) Celent, 2024. (L) Coalition Greenwich, 2023. (M) GlobalCapital, 2024. 32 * Website content is not incorporated by reference into this presentation.

Forward-Looking Statements Bank of America Corporation (the Corporation) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Corporation’s current expectations, plans or forecasts of its future results, revenues, liquidity, net interest income, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, deposits, assets, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Corporation’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Corporation’s 2023 Annual Report on Form 10-K and in any of the Corporation’s subsequent Securities and Exchange Commission filings: the Corporation’s potential judgments, orders, settlements, penalties, fines and reputational damage, which are inherently difficult to predict, resulting from pending, threatened or future litigation and regulatory investigations, proceedings and enforcement actions, of which the Corporation is subject to in the ordinary course of business, including matters related to our processing of unemployment benefits for California and certain other states, the features of our automatic credit card payment service, the adequacy of the Corporation’s anti-money laundering and economic sanctions programs, the processing of electronic payments and related fraud and the rates paid on uninvested cash in investment advisory accounts that is swept into interest-paying bank deposits, which are in various stages; the possibility that the Corporation's future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions; the possibility that the Corporation could face increased claims from one or more parties involved in mortgage securitizations; the Corporation’s ability to resolve representations and warranties repurchase and related claims; the risks related to the discontinuation of reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Corporation’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates (including the potential for ongoing reductions in interest rates), inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate, inflationary, macroeconomic, banking and regulatory environment on the Corporation’s assets, business, financial condition and results of operations; the impact of adverse developments affecting the U.S. or global banking industry, including bank failures and liquidity concerns, resulting in worsening economic and market volatility, and regulatory responses thereto; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties, including the impact of supply chain disruptions, inflationary pressures and labor shortages on economic conditions and our business; potential losses related to the Corporation’s concentration of credit risk; the Corporation's ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; variances to the underlying assumptions and judgments used in estimating banking book net interest income sensitivity; adverse changes to the Corporation’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Corporation’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and / or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Corporation’s capital plans; the effect of changes in or interpretations of income tax laws and regulations; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and potential changes to loss allocations between financial institutions and customers, including for losses incurred from the use of our products and services, including electronic payments and payment of checks, that were authorized by the customer but induced by fraud; the impact of failures or disruptions in or breaches of the Corporation’s operations or information systems, or those of third parties, including as a result of cybersecurity incidents; the risks related to the development, implementation, use and management of emerging technologies, including artificial intelligence and machine learning; the risks related to the transition and physical impacts of climate change; our ability to achieve environmental, social and governance goals and commitments or the impact of any changes in the Corporation's sustainability strategy or commitments generally; the impact of uncertain or changing political conditions or any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary or regulatory policy; the emergence or continuation of widespread health emergencies or pandemics; the impact of natural disasters, extreme weather events, military conflicts (including the Russia / Ukraine conflict, the conflict in the Middle East, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Corporation undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. 33

Important Presentation Information 34 • The information contained herein is preliminary and based on Corporation data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • The Corporation may present certain metrics and ratios, including year-over-year comparisons of revenue, noninterest expense, and pretax income, excluding certain items (e.g., DVA), that are non-GAAP financial measures. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended September 30, 2024, and other earnings-related information available through the Bank of America Investor Relations website at: https://investor.bankofamerica.com/quarterly-earnings, the content of which is not incorporated by reference into this presentation. • The Corporation presents certain key financial and nonfinancial performance indicators (KPIs) that management uses when assessing consolidated and / or segment results. The Corporation believes this information is useful because it provides management with information about underlying operational performance and trends. KPIs are presented herein, including in the 3Q24 Financial Results on slide 2 and on Summary Income Statement for each segment. • The Corporation also views net interest income and related ratios and analyses on a fully taxable-equivalent (FTE) basis, which when presented on a consolidated basis are non-GAAP financial measures. The Corporation believes managing the business with net interest income on an FTE basis provides investors with meaningful information on the interest margin for comparative purposes. The Corporation believes that the presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. The FTE adjustments were $147MM, $160MM, $158MM, $145MM, and $153MM for 3Q24, 2Q24, 1Q24, 4Q23, and 3Q23, respectively. • The Corporation allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, risk-weighted assets measured under Basel 3 Standardized and Advanced approaches, business segment exposures and risk profile, and strategic plans. As a result of this process, in the first quarter of 2024, the Corporation adjusted the amount of capital being allocated to its business segments.